Exhibit 10.1

EXECUTION VERSION

TWELFTH AMENDMENT TO CREDIT AGREEMENT

THIS TWELFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 25, 2010, is entered into by and between NATIONAL SEMICONDUCTOR CORPORATION, a Delaware corporation (the “Company”), and BANK OF AMERICA, N.A. (the “Bank”).

RECITALS

A.            The Company and the Bank are parties to a Credit Agreement (Multicurrency), dated as of October 30, 2000, as amended by that certain First Amendment to Credit Agreement dated as of October 29, 2001, that certain Second Amendment to Credit Agreement dated as of October 28, 2002, that certain Third Amendment to Credit Agreement dated as of October 14, 2003, that certain Fourth Amendment to Credit Agreement dated as of March 19, 2004, that certain Fifth Amendment to Credit Agreement dated as of October 20, 2004, that certain Sixth Amendment to Credit Agreement dated as of October 24, 2005, that certain Seventh Amendment to Credit Agreement dated as of October 24, 2006, that certain Eighth Amendment to Credit Agreement dated as of June 26, 2007, that certain Ninth Amendment to Credit Agreement dated as of October 10, 2007, that certain Tenth Amendment to Credit Agreement dated as of October 2, 2008 and that certain Eleventh Amendment to Credit Agreement dated as of October 26, 2009 (as so amended, the “Credit Agreement”), pursuant to which the Bank has extended certain credit facilities to the Company and the Guaranteed Subsidiaries.

B.            The Company has requested that the Bank agree to certain amendments of the Credit Agreement and the Guaranty.

C.            The Bank is willing to amend the Credit Agreement and Guaranty, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

2.             Amendments to Credit Agreement.

(a)           Section 1.01 of the Credit Agreement shall be amended at the following definitions by amending and restating each such definition to read in its entirety as follows:

“Applicable Margin” means (i) with respect to Base Rate Loans, 1.25% per annum, and (ii) with respect to Offshore Rate Loans, 2.25% per annum.

“Commitment” means Ten Million Dollars ($10,000,000), or the Equivalent Amount thereof, as such amount may be reduced from time to time pursuant to Section 2.08.

“Revolving Termination Date” means October 26, 2011, or if such date is not a Business Day, the last Business Day prior to such date.

(b)           Section 1.01 of the Credit Agreement shall be further amended by adding the definitions below in appropriate alphabetical order:

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Capital Lease”  means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) consolidated interest charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) charges incurred during such period under Financial Accounting Standard 123R which do not represent a cash item in such period or any future period, and (v) other non-recurring expenses of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) federal, state, local and foreign income tax credits of the Company and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period; provided, however, that if there has occurred an acquisition during the relevant period, Consolidated EBITDA shall be calculated on a pro forma basis as if such acquisition occurred on the first day of the applicable period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, without duplication, the sum of (a) the outstanding principal amount of all obligations for borrowed money, whether current or long-term (including Obligations to the extent constituting such obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all purchase money Indebtedness; (c) all direct obligations arising under letters of credit, whether drawn or undrawn (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business); (e) Attributable Indebtedness; (f) without duplication, all Guaranty Obligations with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary; and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Synthetic Lease Obligation” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease and does not otherwise appear on a balance sheet under GAAP.

“Twelfth Amendment Date” means October 25, 2010.

(c)           Section 5.01(g) of the Credit Agreement shall be amended by deleting the phrase “May 31, 2009” and inserting in its place “May 31, 2010”.

(d)           Section 5.01(n) of the Credit Agreement shall be amended (i) by deleting the phrase “May 31, 2009” each time it appears and inserting in its place “May 31, 2010” and (ii) by deleting the phrase “August 30, 2009” and inserting in its place “August 30, 2010”.

(e)           Section 5.01(o) of the Credit Agreement shall be amended (i) by deleting the phrase “August 30, 2009” and inserting in its place “August 30, 2010”.

(f)            Section 6.02(a) of the Credit Agreement shall be amended and restated as follows:

(a)           Consolidated Total Leverage Ratio.  The Company shall maintain as of the end of each fiscal quarter from and after the Twelfth Amendment Date on a consolidated basis a Consolidated Total Leverage Ratio not exceeding 3.00 to 1:00.

(g)           The Credit Agreement shall be further amended by deleting Exhibit B thereof and replacing it with the Exhibit B attached hereto as Annex I.

3.             Representations and Warranties.  The Company hereby represents and warrants to the Bank as follows:

(a)           No Default or Event of Default has occurred and is continuing.

(b)           The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.  The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

(c)           All representations and warranties of the Company contained in the Credit Agreement are true and correct.

(d)           The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Bank or any other Person.

4.             Effective Date.  This Amendment will become effective on and as of the date (the “Effective Date”) that each of the following conditions precedent is satisfied:

(a)           The Bank has received from the Company a duly executed original (or, if elected by the Bank, an executed facsimile copy) of this Amendment.

(b)           The Bank has received from the Company a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute and deliver this Amendment and attaching:

(i)            (A) the articles or certificate of incorporation of the Company as in effect on the date hereof, certified by the Secretary or Assistant Secretary of the Company as being in full force and effect on the date hereof and (B) the bylaws of the Company as in effect on the date hereof, certified by the Secretary or Assistant Secretary of the Company as being in full force and effect on the date hereof; provided, however, that in lieu of attaching such certified articles or certificate of incorporation and bylaws, the Secretary or Assistant Secretary may instead certify that there has been no change in such organizational documents since October 26, 2009; and

(ii)           a copy of resolutions passed by the board of directors of the Company, certified by the Secretary or Assistant Secretary of the Company as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment;

(c)           The Bank has received from the Company a good standing certificate for the Company from the Secretary of State of its state of incorporation as of a recent date

(d)           The Company shall have delivered to the Bank a certificate signed by an appropriate officer of the Company in form and substance satisfactory to the Bank to the effect that: (i) all representations and warranties contained herein are true and correct as of the Effective Date and (ii) as of the Effective Date, no Default or Event of Default has occurred and is existing.

(e)           The Bank has received from the Company such other approvals, opinions or documents as the Bank may reasonably request.

5.             Designation of Additional Guaranteed Subsidiaries; Amendment of Guaranty.

(a)           The Company hereby designates National Semiconductor Germany AG, a German corporation (the “New Borrower”), as a “Guaranteed Subsidiary” for all purposes of the Credit Agreement and the Guaranty.  The Bank hereby consents to such designation.  The Company, without limiting the terms of the Guaranty, hereby agrees and confirms that all obligations and liabilities of the New Borrower (or any other Borrower) in respect of any Letter of Credit shall constitute “Guaranteed Obligations” for all purposes of the Guaranty.

(b)           The Bank and the Company hereby agree that the Guaranty shall be amended by deleting Exhibit A thereof and replacing it with the Exhibit A attached hereto as Annex II.

6.             Reservation of Rights.  The Company acknowledges and agrees that the execution and delivery by the Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Bank to execute similar amendments under the same or similar circumstances in the future.

7.             Miscellaneous.

(a)           Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment.  This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

(b)           This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

(c)           This Amendment shall be governed by and construed in accordance with the law of the State of California.

(d)           This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Bank of a facsimile transmitted document purportedly bearing the signature of the Company shall bind the Company with the same force and effect as the delivery of a hard copy original.  Any failure by the Bank to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Bank, and the Bank is hereby authorized to make sufficient photocopies thereof to assemble complete counterparty documents.

(e)           This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein.  This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 8.03 of the Credit Agreement.

(f)            If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

(g)           The Company covenants to pay to or reimburse the Bank, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment, including without limitation appraisal, audit, search and filing fees incurred in connection therewith.

[Remainder of this page is intentionally left blank.  Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

NATIONAL SEMICONDUCTOR CORPORATION

By:	/s/ Robert E. Debarr
	Name:	Robert E. Debarr
	Title:	Treasurer

By:	/s/ Lewis Chew
	Name:	Lewis Chew
	Title:	CFO

BANK OF AMERICA, N.A.

By:	/s/ Christina Felsing
	Name:	Christina Felsing
	Title:	Vice President

SIGNATURE PAGE TO

TWELFTH AMENDMENT TO CREDIT AGREEMENT

ANNEX I

EXHIBIT B

to the Credit Agreement

FORM OF COMPLIANCE CERTIFICATE

Bank of America, N.A.

600 Montgomery Street

San Francisco, CA 94111

Attn:       Christina Felsing

Vice President

Re:          National Semiconductor Corporation

Ladies and Gentlemen:

This Compliance Certificate is made and delivered pursuant to the Credit Agreement (Multicurrency) dated as of October 30, 2000 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) between National Semiconductor Corporation (the “Company”) and Bank of America, N.A. (the “Bank”), and reference is made thereto for full particulars of the matters described therein.  All capitalized terms used in this Compliance Certificate and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.  This Compliance Certificate relates to the accounting period ending                 ,             .

I hereby certify as of the date hereof that I am the [treasurer] of the Company, and that, as such, I am authorized to execute and deliver this Certificate to the Bank on the behalf of the Company and its consolidated Subsidiaries, and that:

[Use the following paragraph if this Certificate is delivered in connection with the quarterly financial statements required by Section 6.01(a)(i) of the Credit Agreement.]

1.             Attached hereto are true and correct copies of the consolidated balance sheet of the Company and its Subsidiaries as of the end of the fiscal quarter ended                      and the related consolidated statements of income, shareholders’ equity and cash flows of the Company and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, which are complete and accurate in all material respects and fairly present the financial condition of the Company and the Subsidiaries as at such date and the results of operations of the Company and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments and except for the absence of notes.

or

[Use the following paragraph if this Certificate is delivered in connection with the annual financial statements required by Section 6.01(a)(ii) of the Credit Agreement.]

B-1

1.             Attached hereto are true and correct copies of the consolidated balance sheet of the Company and its Subsidiaries as of the end of the fiscal year ended                        and the related consolidated statements of income, shareholders’ equity and cash flows of the Company and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by the report of                     , which report is not qualified.

2.             I have reviewed the terms of the Credit Agreement and I have made, or caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.

3.             The information set forth on Schedule 1 hereto (and any additional schedules hereto setting forth further supporting detail) is true, accurate and complete as of the end of such accounting period.

4.             The Company and its Subsidiaries, during such period, have observed, performed or satisfied all of the covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company and its Subsidiaries.

5.             The representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct as though made on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they shall be true and correct as of such date).

I hereby further certify that (i) as of the date hereof no Default or Event of Default has occurred and is continuing, and (ii) on and as of the date hereof, there has occurred no Material Adverse Effect since May 31, 2010, except as may be set forth in a separate attachment hereto describing in detail the nature of each condition or event constituting an exception to the foregoing statements, the period during which it has existed and the action which the Company is taking or proposes to take with respect to each such condition or event.

IN WITNESS WHEREOF, the undersigned officer has signed this Compliance Certificate this              day of        ,         .

[Treasurer]

B-2

SCHEDULE 1

TO COMPLIANCE CERTIFICATE

Dated                       ,

For the Fiscal Quarter ended                         ,

			Actual	Required

1.	Section 6.02(b) Minimum Quick Ratio.

	A.	Consolidated Quick Assets	$

	B.	Consolidated Current Liabilities	$

	Quick Ratio (ratio of 1.A to 1.B)		to 1.0	For fiscal quarters ending prior to November 27, 2005, not less than 1.00 to 1.00

For fiscal quarters ending on or after the November 27, 2005, not less than 1.25 to 1.00

2.	Section 6.02(a) Consolidated Total Leverage Ratio.

	A.	Consolidated Funded Indebtedness at statement date	$

	B.	Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”)

	Consolidated Net Income for Subject Period:		$

	Plus consolidated interest charges for Subject Period:		$

	Plus provision for income taxes for Subject Period:		$

	Plus depreciation expenses for Subject Period:		$

S-1

Plus amortization expenses for Subject Period:	$

Plus Financial Accounting Standard 123R charges incurred for Subject Period not representing cash items in Subject Period or future period:	$

Plus non-cash reductions of Consolidated Net Income for Subject Period:	$

Plus income tax credits for Subject Period:	$

Plus non-cash additions to Consolidated Net Income for Subject Period:	$

Total Consolidated EBITDA	$

Consolidated Total Leverage Ratio (ratio of 2.A to 2.B)	to 1.0	Not exceeding 3.0 to 1.0

S-2

ANNEX II

EXHIBIT A

BORROWER LISTING

Name	State or Other Jurisdiction of Incorporation
Algorex Inc.	California
DigitalQuake, Inc.	California
innoCOMM Wireless	California
Mediamatics, Inc.	California
National Semiconductor International, Inc.	Delaware
National Semiconductor Netsales, Inc.	Delaware
National Semiconductor (Maine), Inc.	Delaware
National Semiconductor Malaysia LLC	Delaware
ASIC II Limited	Hawaii
National Semiconductor B.V. Corporation	Delaware
National Semiconductor Estonia Ou	Estonia
National Semiconductor Finland Oy	Finland
National Semiconductor France S.A.R.L.	France
National Semiconductor GmbH	Germany
National Semiconductor Germany AG	Germany
National Semiconductor (I.C.) Ltd.	Israel
National Semiconductor S.r.l.	Italy
National Semiconductor Aktiebolog	Sweden
National Semiconductor Sweden Aktiebolog	Sweden
National Semiconductor (U.K.) Ltd.	Great Britain
National Semiconductor (U.K.) Holdings Ltd.	Great Britain
National Semiconductor(U.K.) Pension Trust Company Ltd.	Great Britain
National Semiconductor Benelux B.V.	Netherlands
National Semiconductor B.V.	Netherlands
National Semiconductor International B.V.	Netherlands
Natsem India Designs Pvt. Ltd.	India
National Semiconductor Australia Pty. Ltd.	Australia
National Semiconductor Hong Kong Limited	Hong Kong
National Semiconductor (Far East) Limited	Hong Kong
National Semiconductor Hong Kong Sales Limited	Hong Kong
National Semiconductor Services Limited	Hong Kong
National Semiconductor Manufacturing Hong Kong Limited	Hong Kong
National Semiconductor International Hong Kong Limited	Hong Kong
National Semiconductor Manufacturing China Trust	Hong Kong
National Semiconductor Japan Ltd.	Japan
National Semiconductor Korea Limited	Korea

[Initials]

A-1

Name	State or Other Jurisdiction of Incorporation
National Semiconductor Labuan Ltd.	Malaysia
National Semiconductor SDN. BHD.	Malaysia
National Semiconductor Technology SDN. BHD.	Malaysia
National Semiconductor Services Malaysia SDN BHD	Malaysia
Thrift Gate Marketing SDN BHD	Malaysia
National Semiconductor Pte. Ltd.	Singapore
National Semiconductor Asia Pacific Pte. Ltd.	Singapore
National Semiconductor Manufacturer Singapore Pte. Ltd.	Singapore
National Semiconductor Shanghai Limited	Peoples’ Republic of China
National Semiconductor Management Shanghai Ltd.	Peoples’ Republic of China
National Semiconductor (Suzhou) Ltd.	Peoples’ Republic of China
National Semiconductor Canada, Inc.	Canada
National Semiconductores do Brasil Ltda.	Brazil
National Semiconductores da America do Sul Ltd.	Brazil
Electronica NSC de Mexico, S.A. de C.V.	Mexico
National Semiconductor Investments, Ltd.	British Virgin Islands
National Semiconductor Investments II, Ltd.	British Virgin Islands

[Initials]

A-2